As filed with the Securities and Exchange Commission on December 29, 2004
            Post-Effective Amendment No. 1 To Registration Statement
                          On Form S-8 (No. 333-109440)


                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                         POST-EFFECTIVE AMENDMENT NO. 1
                                   TO FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                            Cox Communications, Inc.
             (Exact name of registrant as specified in its charter)

                Delaware                              58-2112281
     (State or other jurisdiction                  (I.R.S. Employer
   of incorporation or organization)              Identification  No.)

       1400 Lake Hearn Drive, NE                         30319
            Atlanta, Georgia                           (Zip Code)
(Address of Principal Executive Offices)

                            COX COMMUNICATIONS, INC.
              SECOND AMENDED AND RESTATED LONG-TERM INCENTIVE PLAN
                              (Full title of plan)


                          DOW, LOHNES & ALBERTSON, PLLC
                                     Counsel
                         1200 New Hampshire Avenue, N.W.
                                    Suite 800
                             Washington, D.C. 20036
                     (Name and Address of agent for service)

                                 (202) 776-2000
                     (Telephone number of agent for service)

                          DEREGISTRATION OF SECURITIES

Cox Communications, Inc., a Delaware Corporation (the "Registrant"), filed with the Securities and Exchange Commission on October 3, 2003, a registration statement on Form S-8 (Registration No. 333-109440) (the "Registration Statement"), to which this Post-Effective Amendment No. 1 relates, for the purpose of registering an additional 12,000,000 shares of its Class A common stock, $1.00 par value per share (the "Shares"), which were originally registered for issuance pursuant to the Cox Communications, Inc. Long-Term Incentive Plan.

In accordance with an Agreement and Plan of Merger, dated as of October 19, 2004, by and among Cox Enterprises, Inc., a Delaware corporation ("CEI"), Cox Holdings, Inc., a Delaware corporation and a wholly-owned subsidiary of CEI ("Holdings"), CEI-M Corporation, a Delaware corporation and a wholly-owned subsidiary of Holdings ("CEI-M") and the Registrant, on December 8, 2004, the Registrant merged with CEI-M, with the Registrant as the surviving corporation (the "Merger").

As a result of the Merger, all Shares have been cancelled. Accordingly, the Registrant hereby removes from registration, by means of this Post-Effective Amendment No. 1, any and all Shares registered under the Registration Statement that have not been issued prior to the Merger.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing this Post-Effective Amendment No. 1 to Form S-8 and has duly caused this Post-Effective Amendment No. 1 to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Atlanta, State of Georgia on the 27th day of December, 2004.

                                   COX COMMUNICATIONS, INC.


                                   By: /s/James O. Robbins
                                      ----------------------------------
                                          James O. Robbins
                                          President and
                                          Chief Executive Officer

         Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Post-Effective Amendment No. 1 to form S-8 to be signed by the following persons in the capacities and on the dates indicated.


         Signature                              Capacity                               Date


/s/James O. Robbins                      President and                           December 27, 2004
---------------------------              Chief Executive Officer
   James O. Robbins                      (Principal Executive Officer)

/s/Jimmy W. Hayes                        Executive Vice President,               December 27, 2004
---------------------------              Finance and Chief Financial Officer
   Jimmy W. Hayes                        (Principal Financial Officer

/s/William J. Fitzsimmons                Vice President of Accounting            December 21, 2004
---------------------------              and Financial Planning
   William J. Fitzsimmons                (Principal Accounting Officer)

/s/ James C. Kennedy                     Chairman of the Board of                December 27, 2004
---------------------------              Directors
    James C. Kennedy

/s/G. Dennis Berry                       Director                                December 27, 2004
--------------------------
   G. Dennis Berry

/s/Janet M. Clarke                       Director                                December 17, 2004
--------------------------
   Janet M. Clarke

/s/Robert C. O'Leary                     Director                                December 27, 2004
--------------------------
   Robert C. O'Leary

/s/Rodney W. Schrock                     Director                                December 18, 2004
--------------------------
   Rodney W. Schrock

/s/Andrew J. Young                       Director                                December 27, 2004
--------------------------
   Andrew J. Young
